UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 14, 2005

Enpath Medical, Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-19467	41-1533300
(Commission File Number)	(IRS Employer Identification No.)

15301 Highway 55 West
Plymouth, Minnesota	55447
(Address of Principal Executive Offices)	(Zip Code)

(763) 559-2613

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2– Financial Information

Item 2.02 – Results of Operation and Financial Conditions

In a press release dated July 14, 2005, a copy of which is furnished as Exhibit 99.1, Enpath Medical announced that while it met the revenue guidance targets for the second quarter ended June 30, 2005 that had been set forth in its first quarter financial results release, it expected to report a modest loss for the second quarter resulting from continued significant research and development expenditures and product development expenditures.

Section 7– Regulation FD

Item 7.01 Regulation FD Disclosures

In the press release dated July 14, 2005, referred to in Item 2.02, Enpath also provided an update on its Myopore Rx TM steroid lead status with the United States Food and Drug Administration and discussed developments related to the product in Europe.

Section 9. - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits

(c)           Exhibits

The following are filed or furnished as Exhibits to this Report:

Exhibit No.	Description of Exhibit

99.1	Press release dated July 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENPATH MEDICAL, INC.

Dated: July 14, 2005	By:	/s/ James D. Hartman
James D. Hartman
Chief Executive Officer